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                                                                    Exhibit (11)
                             WALL STREET DELI, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (Unaudited)
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
                                                                     For the                       For the
                                                                Three Months Ended            Nine Months Ended
 SHARES:                                                       4/1/95        4/2/94        4/1/95          4/2/94
                                                               ------        ------        ------          ------
      Weighted average number of common shares
      outstanding (1)                                       3,398,523     3,325,552     3,390,369       3,323,131

      Effect of shares issuable under stock option
      plan as determined by the treasury stock method           8,742       100,920         8,742         100,920
                                                            ---------     ---------     ---------       ---------


      Weighted average number of common shares
      outstanding as adjusted (1)                           3,407,265     3,426,472     3,399,111       3,424,051
                                                            =========     =========     =========       =========

 PER COMMON SHARE COMPUTATIONS:

      Income before cumulative effect of
      accounting change                                    $  426,734    $  471,877    $1,266,526      $1,238,122

      Cumulative effect of accounting change
      (Note 5)                                                   --            --            --           (15,000)
                                                            ---------     ---------     ---------       ---------
             Net income                                    $  426,734    $  471,877    $1,266,526      $1,223,122
                                                            =========     =========     =========       =========
 Earnings per share:

      Income before cumulative effect of
      accounting change                                    $      .12    $      .14    $      .37      $      .36

      Cumulative effect of accounting change
      (Note 5)                                                     --            --            --              --
             Net income                                    $      .12    $      .14    $      .37      $      .36
                                                            =========     =========     =========       =========

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